Exhibit 99.1

Innovative Industrial Properties Reports Second Quarter 2017 Results

SAN DIEGO, CA – August 9, 2017 – Innovative Industrial Properties, Inc. (NYSE: IIPR) (the "Company") announced today results for the quarter ended June 30, 2017, the second full quarter since the Company commenced real estate operations and completed its initial public offering in December 2016.

Second Quarter 2017 Highlights

•	During the second quarter 2017, the Company generated total revenues of approximately $1.3 million, reflecting the rent paid by PharmaCann LLC at the Company's medical-use cannabis cultivation facility located in New York.
•	In May 2017, the Company purchased the property located at 9220 Alaking Court in Capitol Heights, Maryland (the "Alaking Property") under development for use as a medical cannabis cultivation facility, and concurrently entered into a long-term, triple-net lease with tenant Holistic Industries LLC (“Holistic”) for the entire property.
•	The Company paid its first quarterly dividend of $0.15 per share on July 14, 2017 to stockholders of record as of June 30, 2017.
•	The Company promoted Catherine Hastings to Chief Financial Officer, in addition to Ms. Hastings continuing to serve as the Company's Chief Accounting Officer and Treasurer.

Acquisition Activity and Pipeline

As previously reported, in May 2017, the Company purchased the Alaking Property for approximately $8.2 million (including $185,000 in transaction costs), with an additional $3 million payable to the seller upon completion of certain development milestones and an additional $4 million payable to the tenant as reimbursement for certain tenant improvements. Pursuant to the lease agreement with Holistic, the initial annualized base rent, after a three month rent abatement period, is subject to a rent reserve and is expected to be 15% of the sum of the initial purchase price (excluding transaction costs), the additional seller reimbursement and the reimbursed tenant improvements. Subsequent to the end of the quarter, the seller completed the agreed-to development milestones at the Alaking Property, and on August 1, 2017, the Company paid the additional reimbursement of $3 million to the seller. As a result, Holistic's initial annualized base rent at the Alaking Property increased by $450,000 (15% of the $3 million reimbursement) to $1.65 million.

As of August 9, 2017, the Company had identified and was in various stages of reviewing approximately $100 million of additional potential properties for acquisition, which amount is estimated based on sellers' asking prices for the properties, ongoing negotiations with sellers, the Company's assessment of the values of such properties after taking into account the current and expected lease revenue, operating history, age and condition of the property, and other relevant factors. The Company cannot provide assurances that it will complete the purchase of the properties in the Company's pipeline on the terms described herein, or at all.

Financial Results

The Company generated total revenues of approximately $1.3 million for the three months ended June 30, 2017, and total revenues of approximately $2.6 million for the six months ended June 30, 2017, reflecting the rent paid by PharmaCann at the Company's medical-use cannabis cultivation facility located in New York, which was one of two properties that the Company owned as of June 30, 2017. Base rent under the lease with Holistic for the Alaking Property is subject to an initial rent abatement of three months, and as such no rental revenues were generated from the Alaking Property during the three and six months ended June 30, 2017. The Company began real estate operations after closing its initial public offering and purchasing its New York property in December 2016.

For the three months ended June 30, 2017, the Company recorded a net loss and net loss per basic and diluted share of ($422,000) and ($0.13), respectively; funds from operations ("FFO") and FFO per basic share of ($247,000) and ($0.07), respectively; and adjusted funds from operations ("AFFO") and AFFO per diluted share of $471,000 and $0.13, respectively.

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For the six months ended June 30, 2017, the Company recorded a net loss and net loss per basic and diluted share of ($1.0) million and ($0.31), respectively; FFO and FFO per basic share of ($677,000) and ($0.20), respectively; and AFFO and AFFO per diluted share of $811,000 and $0.23, respectively.

FFO and AFFO are supplemental non-GAAP financial measures used in the real estate industry to measure and compare the operating performance of real estate companies.  A complete reconciliation containing adjustments from GAAP net loss available to common stockholders to FFO and AFFO and definitions of terms are included at the end of this release.

Teleconference and Webcast

Innovative Industrial Properties, Inc. will conduct a conference call and webcast at 10:00 a.m. Pacific Time (1:00 p.m. Eastern Time) on Thursday, August 10, 2017 to discuss the company's financial results and operations for the second quarter ended June 30, 2017.  The call will be open to all interested investors through a live audio webcast at the Investor Relations section of the company's website at www.innovativeindustrialproperties.com, or live by calling 1-866-807-9684 (domestic) or 1-412-317-5415 (international) and asking to be joined to the Innovative Industrial Properties, Inc. conference call. The complete webcast will be archived for 90 days on the company's website. A telephone playback of the conference call will also be available from 12:00 p.m. Pacific Time on Thursday, August 10, 2017 until 12:00 p.m. Pacific Time on Thursday, August 17, 2017, by calling 1-877-344-7529 (domestic), 1-855-669-9658 (Canada) or 1-412-317-0088 (international) and using access code 10111044.

About Innovative Industrial Properties

Innovative Industrial Properties, Inc. is a self-advised Maryland corporation focused on the acquisition, ownership and management of specialized industrial properties leased to experienced, state-licensed operators for their regulated medical-use cannabis facilities. Innovative Industrial Properties, Inc. intends to elect to be taxed as a real estate investment trust. Additional information is available at www.innovativeindustrialproperties.com.

This press release contains statements that the Company believes to be "forward-looking statements" within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. All statements other than historical facts are forward-looking statements. When used in this press release, words such as the Company "expects," "intends," "plans," "estimates," "anticipates," "believes" or "should" or the negative thereof or similar terminology are generally intended to identify forward-looking statements. Such forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those expressed in, or implied by, such statements. Investors should not place undue reliance upon forward-looking statements. The Company disclaims any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

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Innovative Industrial Properties, Inc.

Condensed Consolidated Balance SheetS

(Unaudited)

(In thousands, except share and per share amounts)

Assets	June 30, 2017	December 31, 2016
Real estate, at cost:
Land	$10,385	$7,600
Buildings and improvements	27,881	22,475
Total real estate, at cost	38,266	30,075
Less accumulated depreciation	(363)	(27)
Net real estate held for investment	37,903	30,048
Cash and cash equivalents	25,756	33,003
Prepaid insurance and other assets, net	253	276
Total assets	$63,912	$63,327
Liabilities and stockholders' equity
Accounts payable, accrued expenses and other liabilities	$563	$70
Dividends payable	525	—
Offering cost liability	—	276
Rents received in advance and tenant security deposits	2,846	2,542
Total liabilities	3,934	2,888
Stockholders' equity:
Preferred stock, par value $0.001 per share, 50,000,000 shares authorized, no shares issued and outstanding as of June 30, 2017 and December 31, 2016	—	—
Common stock, par value $0.001 per share, 50,000,000 shares and no shares authorized, and 3,501,147 shares and no shares issued and outstanding as of June 30, 2017 and December 31, 2016, respectively	4	—
Class A common stock, par value $0.001 per share, no shares and 49,000,000 shares authorized, and no shares and 3,416,508 shares issued and outstanding as of June 30, 2017 and December 31, 2016, respectively	—	3
Class B common stock, par value $0.001 per share, no shares and 1,000,000 shares authorized, and no shares issued and outstanding as of June 30, 2017 and December 31, 2016, respectively	—	—
Additional paid-in capital	65,379	64,828
Accumulated deficit	(5,405)	(4,392)
Total stockholders' equity	59,978	60,439
Total liabilities and stockholders' equity	$63,912	$63,327

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Innovative Industrial Properties, Inc.

Condensed Consolidated STATEMENTS OF OPERATIONS

For the Three and Six Months Ended June 30, 2017

(Unaudited)

(In thousands, except share and per share amounts)

Revenues:	For the Three Months Ended June 30, 2017	For the Six Months Ended June 30, 2017
Rental	$1,289	$2,579
Total revenues	1,289	2,579
Expenses:
General and administrative	1,466	3,221
Severance	113	113
Depreciation	175	336
Total expenses	1,754	3,670
Loss from operations	(465)	(1,091)
Other income	43	78
Net loss	$(422)	$(1,013)
Net loss per share (basic and diluted)	$(0.13)	$(0.31)
Weighted average shares outstanding:
Basic and diluted	3,364,948	3,357,515

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Innovative Industrial Properties, Inc.

Condensed Consolidated FFO AND AFFO

For the Three and Six Months Ended June 30, 2017

(Unaudited)

(In thousands, except share and per share amounts)

The table below is a reconciliation of net loss to FFO and AFFO for the three and six months ended June 30, 2017.

	For the Three Months Ended June 30, 2017	For the Six Months Ended June 30, 2017
Net loss	$(422)	(1,013)
Depreciation	175	336
FFO	(247)	(677)
Stock-based compensation	605	1,375
Severance	113	113
AFFO	$471	811
FFO per common share – basic	$(0.07)	(0.20)
AFFO per common share – diluted	$0.13	0.23
Weighted-average common shares outstanding-basic	3,364,948	3,357,515
Weighted-average common shares outstanding-diluted	3,521,473	3,513,243

FFO and FFO per share are operating performance measures adopted by the National Association of Real Estate Investment Trusts, Inc. ("NAREIT"). NAREIT defines FFO as the most commonly accepted and reported measure of a REIT's operating performance equal to "net income (loss) (computed in accordance with GAAP), excluding gains (or losses) from sales of property, plus depreciation and amortization related to real estate properties, and after adjustments for unconsolidated partnerships and joint ventures."

Management believes that net income (loss), as defined by GAAP, is the most appropriate earnings measurement. However, management believes FFO and FFO per share to be important supplemental measures of a REIT's performance because they provide an understanding of the operating performance of the Company's properties without giving effect to certain significant non-cash items, primarily depreciation expense. Historical cost accounting for real estate assets in accordance with GAAP assumes that the value of real estate assets diminishes predictably over time. However, real estate values instead have historically risen or fallen with market conditions. The Company believes that by excluding the effect of depreciation, FFO and FFO per share can facilitate comparisons of operating performance between periods. The Company reports FFO and FFO per share because these measures are observed by management to also be the predominant measures used by the REIT industry and by industry analysts to evaluate REITs and because FFO per share is consistently reported, discussed, and compared by research analysts in their notes and publications about REITs. For these reasons, management has deemed it appropriate to disclose and discuss FFO and FFO per share.

Management believes that AFFO and AFFO per share are also appropriate supplemental measures of a REIT's operating performance. The Company calculates AFFO by adding to FFO certain non-cash and non-recurring expenses, consisting of non-cash stock-based compensation expense and severance expense.

The Company's computation of FFO and AFFO may differ from the methodology for calculating FFO and AFFO utilized by other equity REITs and, accordingly, may not be comparable to such REITs. Further, FFO and AFFO do not represent cash flow available for management's discretionary use. FFO and AFFO should not be considered as an alternative to net income (loss) (computed in accordance with GAAP) as an indicator of the Company's financial performance or to cash flow from operating activities (computed in accordance with GAAP) as an indicator of the Company's liquidity, nor is it indicative of funds available to fund the Company's cash needs, including the Company's ability to pay dividends or make distributions. FFO and AFFO should be considered only as supplements to net income (loss) computed in accordance with GAAP as measures of the Company's operations.

Company Contact:

Catherine Hastings

Chief Financial Officer

Innovative Industrial Properties, Inc.

(858) 997-3332

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